POWER OF ATTORNEY

For Executing Forms 3, 4 and 5

KNOW ALL BY

THESE PRESENTS, that the undersigned hereby constitutes and appoints each of William F. Brown, Neil J. Cashen and Terence W. Edwards, or any of them, each acting alone, his true and lawful attorney-in-fact to:


1)	execute
for and on behalf of the undersigned a Form 3, 4 and 5 relating to the securities of PHH Corporation, in accordance with Section
16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;


2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and
Exchange Commission and any other authority
; and

3)	take any other
action of any type whatsoever in
connection with the foregoing which, in
the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

	The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This
Power of Attorney
shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by PHH Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS
WHEREOF, the undersigned has caused
this Power of Attorney to be executed
as of this 20th day of December,
2004.

By:   /s/ A.B. Krongard

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	A.B. Krongard